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                                                                     EXHIBIT 2.4

                               AGREEMENT OF MERGER


     This Agreement of Merger is entered into between Trimark Incorporated, a California corporation (the "Merging Corporation") and NHancement Acquisition Corp., a California corporation (the "Surviving Corporation"), a wholly-owned subsidiary of NHancement Technologies Inc., a Delaware corporation ("NHancement").

     1.   Merging Corporation shall be merged into Surviving Corporation.

     2. Each outstanding share of Merging Corporation shall be converted to seven hundred fifty (750) shares of NHancement Common Stock, plus Warrants to purchase two hundred fifty (250) shares of NHancement Common Stock.

     3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

     4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

     5. The effect of the merger and the effective date of the merger are as prescribed by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                   NHANCEMENT ACQUISITION CORP.,
                                   a California corporation


                                   By:  /s/ Douglas S. Zorn
                                      -----------------------------------------
                                      Douglas S. Zorn
                                      President and Secretary

                                   TRIMARK INCORPORATED,
                                   a California corporation


                                   By:  /s/ Richard Glover
                                      -----------------------------------------
                                      Richard Glover, President

                                   By:  /s/ Gregory Darling
                                      -----------------------------------------
                                      Gregory Darling, Secretary